Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports First Quarter 2026 Results

For Release April 28, 2026

•	First quarter 2026 net income of $67.7 million, increased $9.5 million, or 16%, compared to first quarter of 2025 and was relatively stable compared to the fourth quarter 2025.

•	First quarter 2026 diluted earnings per common share of $1.25 increased 34% compared to the first quarter of 2025 and decreased 2% compared to the fourth quarter of 2025.

•	Total assets of $20.3 billion reflected the highest level ever reported by the Company, increasing 8% compared to March 31, 2025 and 4% compared to December 31, 2025.

•	Tangible book value per common share reached a new record level of $38.55, increasing 10% from $34.90 at March 31, 2025, and 3% from $37.51 at December 31, 2025.

•	Asset quality continued to stabilize, as criticized loans receivable of $505.5 million decreased by 31% from March 31, 2025, and 1% from December 31, 2025.

•	Capital ratios have remained elevated, with a total capital ratio of 12.8%, reflecting the Company’s continued emphasis on financial strength and balance sheet resilience.

•	Liquidity remained strong, with $11.1 billion, or 55% of total assets, comprising of unused borrowing capacity of $3.9 billion through the Federal Home Loan Bank and the Federal Reserve Discount Window, as well as cash and cash equivalents, short-term investments (including interest-earning demand deposits), mortgage loans in process of securitization, loans held for sale, and warehouse lines of credit included in loans receivable.

•	Loans receivable, net of allowance for credit losses, totaled $11.4 billion, increasing $1.1 billion, or 10%, from March 31, 2025, and $448.5 million, or 4%, from December 31, 2025.

•	Total deposits of $13.0 billion increased 4% from March 31, 2025 and remained relatively flat compared to December 31, 2025. Core deposits of $12.1 billion increased $781.4 million, or 7% during the quarter, while brokered deposits declined $870.8 million, or 50%, to $886.5 million. Core deposits now represent 93% of total deposits.

•	The Company repurchased 73,164 shares of common stock for $3.0 million, pursuant to its previously authorized share repurchase program.

•	During the quarter, the Company’s Memorandum of Understanding from mid-2025 with the FDIC and IDFI was terminated, following progress made by management in addressing the MOU provisions.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank, today reported first quarter 2026 net income of $67.7 million, or diluted earnings per common share of $1.25. This compared to $58.2 million, or diluted earnings per common share of $0.93 in the first quarter of 2025, and compared to $67.8 million, or diluted earnings per common share of $1.28 in the fourth quarter of 2025.

“Achieving record-high assets of $20.3 billion and a record tangible book value of $38.55 per share in the same quarter underscores the strength of our balance sheet and the momentum we are building. Just as important, asset quality continues to stabilize, positioning us exceptionally well as we move forward with confidence," said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, "Our results during the quarter reflected the dedication and resilience of our team. Our people remain accountable, collaborative, and disciplined in their work, reinforcing the culture that defines our organization while supporting the continued execution of our strategic plan."

Net income for the first quarter of 2026 was $67.7 million, representing an increase of $9.5 million, or 16%, compared to the first quarter of 2025. The improvement was primarily attributable to a $22.9 million, or 97%, increase in noninterest income driven principally by higher positive fair value adjustments to mortgage servicing rights and certain derivatives. Net income also benefited from a $6.5 million, or 5%, increase in net interest income. These increases were partially offset by a $14.0 million, or 23%, increase in noninterest expense and a $7.6 million increase in the provision for credit losses.

Net income of $67.7 million for the first quarter of 2026 remained relatively consistent with the fourth quarter of 2025. Results reflected a $12.5 million, or 45%, decrease in the provision for credit losses and an $8.0 million, or 10%, decrease in noninterest expense, primarily attributable to lower costs associated with credit risk transfer premiums and salaries and employee benefits. These increases to net income were offset by a $9.4 million, or 7%, decrease in net interest income, and a $10.5 million, or 175%, increase in the provision for income taxes, reflecting lower utilization of tax credits compared to the prior quarter. While noninterest income was relatively flat during the quarter, a $12.2 million decrease in gain on sale of loans was nearly offset by the $10.9 million increase in loan servicing fees that reflected higher fair market value adjustments for mortgage servicing rights.

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Total Assets

Total assets were $20.3 billion at March 31, 2026, increasing $1.5 billion, or 8%, compared to March 31, 2025, and $872.8 million, or 4%, compared to December 31, 2025. The increases for both periods were primarily due to higher balances in the multi-family and warehouse portfolios, including those held for sale and held for investment. These were partially offset by lower balances in the healthcare loan portfolio.

Asset Quality

The allowance for credit losses on loans of $76.8 million, as of March 31, 2026, decreased by $6.6 million, or 8%, compared to March 31, 2025, and $6.5 million, or 8%, compared to December 31, 2025. The decreases for both periods were primarily attributable to charge-offs on loans with specific reserves.

During the first quarter of 2026, the Company recorded charge-offs across seven relationships, primarily in the healthcare and multi-family loan portfolios, totaling $23.0 million, and had $616,000 in recoveries. Nearly 75% of the charge-offs in the first quarter of 2026 were associated with two loan relationships. This compares to $10.5 million in charge-offs and $28,000 in recoveries during the first quarter of 2025 and $38.0 million in charge-offs and $76,000 in recoveries in the fourth quarter of 2025.

The increases to provision for credit losses for the last several quarters were largely associated with declines on certain multi-family property values after receiving new appraisals and the ongoing investigation of borrowers involved in mortgage fraud or suspected fraud, as well as loan growth. The increases were also attributable to certain types of subordinated loans that the Company no longer offers to borrowers. These underperforming loans have been largely identified and evaluated for potential losses that have either been included in the allowance for credit losses on loans as specific reserves or charged off.

Overall, criticized loans receivable of $505.5 million declined by $226.0 million, or 31%, compared to March 31, 2025, and declined by $2.7 million, or 1% compared to December 31, 2025. This decline reinforces the view that the frequency of migration to criticized status would stabilize and eventually subside, driven by favorable market conditions and the Company’s efforts with proactive portfolio management. As of March 31, 2026, 6% of the criticized loans were covered by credit default swaps.

As of March 31, 2026, all substandard loans have been evaluated for impairment, and these loans have specific reserves of $11.7 million. The Company believes that the remaining loan portfolio remains well collateralized. Non-performing loans increased $50.0 million, or 25%, during the quarter, primarily attributable to four relationships in the multi-family portfolio. As of March 31, 2026, non-performing loans were $247.5 million, or 2.16% of loans receivable, compared to $284.6 million, or 2.73%, as of March 31, 2025, and $197.8 million, or 1.79%, as of December 31, 2025.

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Total delinquent loans declined 28%, from $334.7 million as of March 31, 2025, to $242.5 million as of March 31, 2026 and increased 17% from December 31, 2025. As of March 31, 2026, 11% of the delinquent loans were covered by credit default swaps.

The Company has been making additional efforts to reduce its credit risk through loan sale and securitization activities since 2019. Since 2023, the Company has strategically executed credit protection arrangements through credit default swaps and a credit-linked note to reduce risk of losses, with coverage ranging from 13-15% of the unpaid principal balances for each arrangement. Despite having credit protection on these loans, the Company is required to carry an allowance for credit losses on loans held for investment. As of March 31, 2026, the credit- linked note was repaid in full and the remaining balance of loans protected by credit default swaps was $2.5 billion.

Total Deposits

Total deposits of $13.0 billion at March 31, 2026 increased by $545.6 million, or 4%, compared to March 31, 2025, and remained relatively unchanged compared to December 31, 2025. The increase compared to March 31, 2025 primarily reflects the growth in core deposits.

Core deposits of $12.1 billion at March 31, 2026 reflected increases of $1.4 billion, or 13%, from March 31, 2025 and $781.4 million, or 7%, from December 31, 2025. Core deposits represented 93% of total deposits at March 31, 2026, 86% of total deposits at March 31, 2025, and 87% of total deposits at December 31, 2025.

Brokered deposits of $886.5 million at March 31, 2026 decreased $831.9 million, or 48%, from March 31, 2025 and $870.8 million, or 50%, from December 31, 2025. As of March 31, 2026, brokered certificates of deposit had a weighted average remaining duration of 88 days.

Liquidity

The Company maintains exceptional liquidity, supported by substantial borrowing capacity, including unused lines of credit totaling $3.9 billion as of March 31, 2026, compared to $4.7 billion at March 31, 2025 and $5.3 billion at December 31, 2025.

The Company’s most liquid assets are in cash and cash equivalents, short-term investments, including interest-earning demand deposits, mortgage loans in process of securitization, loans held for sale, and warehouse lines of credit included in loans receivable. Combined with unused borrowing capacity of $3.9 billion, these totaled $11.1 billion, or 55%, of its $20.3 billion total assets as of March 31, 2026.

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This liquidity position provides the Company with flexibility to manage funding costs, interest expense, and asset levels. In addition, the Company’s business model is designed to continuously sell or securitize a significant portion of its loans, which provides flexibility in managing its liquidity.

Comparison of Operating Results for the Three Months Ended

March 31, 2026 and 2025

Net Interest Income of $128.6 million increased $6.5 million, or 5%, reflecting lower interest expense on certificates of deposits and borrowings, partially offset by higher interest expense on interest-bearing checking accounts and lower interest income on loans and loans held for sale.

•	Net interest margin of 2.92% increased three basis points compared to 2.89%.

•	Interest rate spread of 2.50% increased 12 basis points compared to 2.38%.

Interest Income of $270.5 million decreased $16.7 million, or 6%, compared to $287.2 million. The decrease was primarily attributable to lower average yields on higher average balances on loans and loans held for sale, as well as lower average yields on lower average balances on securities held to maturity.

•	Average yields on loans and loans held for sale of 6.34% decreased 72 basis points compared to 7.06%.

•	Average balances of $14.7 billion for loans and loans held for sale increased by $990.1 million, or 7%, compared to $13.8 billion.

•	Average yields on securities held to maturity of 5.29% decreased 72 basis points compared to 6.01%.

•	Average balances of $1.5 billion for securities held to maturity decreased by $150.5 million, or 9%, compared to $1.6 billion.

Interest Expense of $141.9 million decreased $23.1 million, or 14%, compared to $165.0 million. The decrease reflected lower average balances at lower average rates on certificates of deposit, and lower average rates on borrowings, which were partially offset by higher average balances at lower average rates on interest-bearing checking accounts.

•	Average balances of $1.6 billion for certificates of deposit decreased by $1.8 billion, or 54%, compared to $3.4 billion.

•	Average interest rates of 3.92% for certificates of deposit decreased by 75 basis points compared to 4.67%.

•	Average interest rates of 4.14% for borrowings decreased by 119 basis points compared to 5.33%.

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•	Average balances on interest-bearing checking accounts of $7.2 billion increased by $2.1 billion, or 41%, compared to $5.1 billion.

•	Average interest rates of 3.42% for interest-bearing checking accounts decreased by 59 basis points compared to 4.01%.

Noninterest Income of $46.6 million increased $22.9 million, or 97%, compared to $23.7 million. The $22.9 million increase reflected an $11.1 million, or 277%, increase in loan servicing fees, a $10.1 million, or 319% increase in other noninterest income, and a $1.9 million, or 16%, increase in gain on sale of loans.

•	Loan servicing fees included an $8.9 million positive fair market value adjustment to servicing rights, with a $1.6 million positive adjustment in the Banking segment and a $7.4 positive adjustment in the Multi-family Mortgage Banking segment. This is compared to a $754,000 negative fair market value adjustment to servicing rights in the prior period with a $1.2 million negative adjustment in the Banking segment and a $449,000 positive adjustment in the Multi-family Mortgage Banking segment. The value of servicing rights generally increases in rising 10-year interest rate environments and declines in falling interest rate environments due to expected prepayments and earning rates that are influenced by projected future interest rates on escrow deposits.

•	Other income included a $2.7 million positive fair market value adjustment to floor derivatives, reflected in the Warehouse segment, compared to a $2.3 million negative fair market value adjustment in the prior period.

Noninterest Expense of $75.6 million increased $14.0 million, or 23%, primarily due to a $7.5 million increase in other noninterest expense that included $3.1 million in collateral preservation expenses associated with taxes, insurance, property expenses, and legal fees related to nonperforming assets. The increase also reflects a $2.1 million, or 6%, increase in salaries and employee benefits to support business growth, a $1.9 million increase in credit risk transfer premium expense associated with credit default swaps, as well as $1.2 million, or 16%, increase in deposit insurance expense primarily associated with asset quality.

Comparison of Operating Results for the Three Months Ended

March 31, 2026 and December 31, 2025

Net Interest Income of $128.6 million decreased $9.4 million, or 7%, reflecting lower interest income on loans and loans held for sale, partially offset by lower interest expense on deposits and borrowing.

•	Net interest margin of 2.92% increased three basis points compared to 2.89%.

•	Interest rate spread of 2.50% increased six basis points compared to 2.44%.

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Interest Income of $270.5 million decreased $37.0 million, or 12%, compared to $307.5 million, primarily reflecting lower average yields on lower average balances on loans and loans held for sale.

•	Average yields on loans and loans held for sale of 6.34% decreased 32 basis points compared to 6.66%.

•	Average balances of $14.7 billion for loans and loans held for sale decreased 4% compared to $15.4 billion.

Interest Expense of $141.9 million decreased $27.5 million, or 16% compared to $169.4 million. The decrease was primarily driven by lower average rates on lower average balances on interest-bearing checking accounts and borrowings.

•	Average interest rates on interest-bearing checking accounts of 3.42% decreased by 31 basis points compared to 3.73%.

•	Average balances of $7.2 billion for interest-bearing checking accounts decreased $426.1 million, or 6%, compared to $7.6 billion.

•	Average interest rates on borrowings of 4.14% decreased by 74 basis points compared to 4.88%.

•	Average balances of $3.1 billion for borrowings decreased $368.5 million, or 11%, compared to $3.5 billion.

Noninterest Income of $46.6 million declined slightly compared to $47.2 million. Results reflected a $12.2 million, or 48%, decrease in gain on sale of loans and a $2.6 million, or 45%, decrease in syndication and asset management fees. This was partially offset by a $10.9 million, or 257%, increase in loan servicing fees and a $3.5 million, or 36%, increase in other income.

•	Gain on sale of loans decreased $12.2 million, or 48%, primarily due to higher 10-year interest rates, which delayed borrower decisions to transition to permanent fixed-rate loans. This impact was partially offset by the increase in the fair value adjustments of mortgage servicing rights and floor derivatives as detailed below.

•	Loan servicing fees included an $8.9 million positive fair market value adjustment to servicing rights, with a $1.6 million positive adjustment in the Banking segment and a $7.4 million positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $179,000 negative fair market value adjustment to servicing rights in the prior period, with a $275,000 negative adjustment in the Banking segment and a $96,000 positive adjustment in the Multi-family Mortgage Banking segment. The value of servicing rights generally increases in rising 10-year interest rate environments and declines in falling interest rate environments due to expected prepayments and earning rates that are influenced by projected future interest rates on escrow deposits.

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•	Other income included a $2.7 million positive fair market value adjustment to floor derivatives, reflected in the Warehouse segment, compared to a $4.2 million positive fair market value adjustment to derivatives in the prior period. The prior quarter also reflected an impairment of $4.1 million for an investment in a joint venture that was not repeated in the first quarter 2026.

Noninterest Expense of $75.6 million decreased $8.0 million, or 10%, compared to $83.6 million, primarily due to a $3.8 million, or 9%, decrease in salaries and employee benefits that reflected lower commissions on lower noninterest income, a $2.4 million, or 30%, decrease in credit risk transfer premium expense associated with credit default swaps, and a $1.4 million, or 10%, decrease in other expenses.

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About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that primarily offers multi-family housing and healthcare facility financing and servicing (through this segment it also serves as a syndicator of low-income housing tax credit and debt funds); Mortgage Warehousing that offers mortgage warehouse financing, commercial loans, and deposit services; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $20.3 billion in assets and $13.0 billion in deposits as of March 31, 2026, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Investment Partners, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@bankmerchants.com

INVESTOR CONTACT: TAMI DURLE

Merchants Bancorp

Phone: (317) 324-4556

Email: tdurle@bankmerchants.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Assets
Cash and due from banks	$19,642	$15,844	$11,566	$15,419	$15,609
Interest-earning demand accounts	63,573	196,358	586,470	631,746	505,687
Cash and cash equivalents	83,215	212,202	598,036	647,165	521,296
Securities purchased under agreements to resell	1,511	1,520	1,529	1,539	1,550
Mortgage loans in process of securitization	437,001	620,094	414,786	402,427	389,797
Securities available for sale (includes $550,207, $571,314, $591,379, $602,962 and $626,271 at fair value)	843,896	865,058	885,070	936,343	961,183
Securities held to maturity (fair value of $1,426,444, $1,543,554, $1,670,306, $1,547,525 and $1,605,151)	1,425,982	1,543,659	1,670,555	1,548,211	1,606,286
Federal Home Loan Bank (FHLB) stock and other equity securities	227,589	227,589	217,850	217,850	217,850
Loans held for sale (includes $163,426, $76,980, $112,832, $91,930 and $75,920 at fair value)	4,709,688	3,873,012	4,129,329	4,105,765	3,983,452
Loans receivable (includes $46,427, $47,318, $0, $0 and $0 at fair value), net of allowance for credit losses on loans of $76,831, $83,301, $93,330, $91,811 and $83,413	11,399,882	10,951,381	10,515,221	10,432,117	10,343,724
Premises and equipment, net	73,695	73,929	75,148	71,050	67,787
Servicing rights	229,576	217,296	213,156	193,037	189,711
Interest receivable	77,326	81,807	82,445	82,391	82,811
Goodwill	8,014	8,014	8,014	8,014	8,014
Other real estate owned	60,226	60,145	4,347	7,049	7,049
Other assets and receivables	744,181	713,237	539,161	488,246	417,290
Total assets	$20,321,782	$19,448,943	$19,354,647	$19,141,204	$18,797,800
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$501,864	$604,081	$399,814	$315,523	$313,296
Interest-bearing	12,449,889	12,437,111	13,534,891	12,371,312	12,092,869
Total deposits	12,951,753	13,041,192	13,934,705	12,686,835	12,406,165
Borrowings	4,773,490	3,842,592	2,902,631	4,009,474	4,001,744
Deferred and current tax liabilities, net	46,403	33,900	28,973	29,228	35,740
Other liabilities	219,833	250,500	262,904	231,035	193,416
Total liabilities	17,991,479	17,168,184	17,129,213	16,956,572	16,637,065
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 75,000,000 shares
Issued and outstanding - 45,935,408 shares, 45,893,172 shares, 45,889,238 shares, 45,885,458 shares and 45,881,706 shares	243,433	243,310	242,371	241,452	240,512
Preferred stock, without par value - 5,000,000 total shares authorized
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 200,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary shares)	191,084	191,084	191,084	191,084	191,084
8.25% Series D Preferred stock - $1,000 per share liquidation preference
Authorized - 300,000 shares
Issued and outstanding - 142,500 shares (equivalent to 5,700,000 depositary shares)	137,459	137,459	137,459	137,459	137,459
7.625% Series E Preferred stock - $1,000 per share liquidation preference
Authorized - 230,000 shares
Issued and outstanding - 230,000 shares (equivalent to 9,200,000 depositary shares)	222,748	222,748	222,748	222,748	222,748
Retained earnings	1,536,383	1,486,191	1,431,983	1,392,136	1,369,009
Accumulated other comprehensive loss	(804)	(33)	(211)	(247)	(77)
Total shareholders' equity	2,330,303	2,280,759	2,225,434	2,184,632	2,160,735
Total liabilities and shareholders' equity	$20,321,782	$19,448,943	$19,354,647	$19,141,204	$18,797,800

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Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Change
	March 31,	December 31,	March 31,	1Q26	1Q26
	2026	2025	2025	vs. 4Q25	vs. 1Q25
Interest Income
Loans	$230,269	$258,090	$239,280	-11%	-4%
Mortgage loans in process of securitization	4,387	6,719	3,743	-35%	17%
Investment securities:
Available for sale	9,942	11,178	12,358	-11%	-20%
Held to maturity	19,479	23,182	24,358	-16%	-20%
FHLB stock and other equity securities (dividends)	4,394	4,723	4,372	-7%	1%
Other	2,040	3,577	3,093	-43%	-34%
Total interest income	270,511	307,469	287,204	-12%	-6%
Interest Expense
Deposits	109,849	126,288	123,941	-13%	-11%
Short-term borrowings	28,937	34,283	33,364	-16%	-13%
Long-term borrowings	3,077	8,812	7,703	-65%	-60%
Total interest expense	141,863	169,383	165,008	-16%	-14%
Net Interest Income	128,648	138,086	122,196	-7%	5%
Provision for credit losses	15,299	27,761	7,727	-45%	98%
Net Interest Income After Provision for Credit Losses	113,349	110,325	114,469	3%	-1%
Noninterest Income
Gain on sale of loans	13,506	25,730	11,619	-48%	16%
Loan servicing fees, net	15,099	4,235	4,010	257%	277%
Mortgage warehouse fees	1,620	1,801	1,513	-10%	7%
Syndication and asset management fees	3,117	5,680	3,389	-45%	-8%
Other income	13,257	9,755	3,162	36%	319%
Total noninterest income	46,599	47,201	23,693	-1%	97%
Noninterest Expense
Salaries and employee benefits	38,565	42,375	36,419	-9%	6%
Loan expense	1,185	1,004	798	18%	48%
Occupancy and equipment	3,081	3,382	2,351	-9%	31%
Professional fees	2,767	3,436	2,894	-19%	-4%
Deposit insurance expense	8,408	8,040	7,228	5%	16%
Technology expense	2,679	2,611	2,374	3%	13%
Credit risk transfer premium expense	5,764	8,198	3,862	-30%	49%
Other expense	13,193	14,596	5,738	-10%	130%
Total noninterest expense	75,642	83,642	61,664	-10%	23%
Income Before Income Taxes	84,306	73,884	76,498	14%	10%
Provision for income taxes	16,574	6,035	18,259	175%	-9%
Net Income	$67,732	$67,849	$58,239	—	16%
Dividends on preferred stock	(10,265)	(10,266)	(10,265)	—	—
Impact of preferred stock redemption	—	1,215	(5,371)	-100%	-100%
Net Income Available to Common Shareholders	$57,467	$58,798	$42,603	-2%	35%
Basic Earnings Per Share	$1.25	$1.28	$0.93	-2%	34%
Diluted Earnings Per Share	$1.25	$1.28	$0.93	-2%	34%
Weighted-Average Shares Outstanding
Basic	45,929,936	45,891,077	45,824,022
Diluted	45,997,744	45,976,153	45,914,083

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Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Change
	March 31,	December 31,	March 31,	1Q26		1Q26
	2026	2025	2025	vs. 4Q25		vs. 1Q25
Noninterest expense	$75,642	$83,642	$61,664	-10%		23%

Net interest income (before provision for credit losses)	128,648	138,086	122,196	-7%		5%
Noninterest income	46,599	47,201	23,693	-1%		97%
Total income	$175,247	$185,287	$145,889	-5%		20%

Efficiency ratio	43.16%	45.14%	42.27%	(198	)bps	89	bps

Average assets	$18,952,948	$19,815,940	$17,831,950	-4%		6%
Net income	67,732	67,849	58,239	—		16%
Return on average assets before annualizing	0.36%	0.34%	0.33%
Annualization factor	4.00	4.00	4.00
Return on average assets	1.43%	1.37%	1.31%	6	bps	12	bps

Return on average tangible common shareholders' equity (1)	13.01%	13.76%	10.65%	(75	)bps	236	bps

Tangible book value per common share (1)	$38.55	$37.51	$34.90	3%		10%

Tangible common shareholders' equity/tangible assets (1)	8.72%	8.85%	8.52%	(13	)bps	20	bps

Consolidated ratios
Total capital/risk-weighted assets(2)	12.8%	13.6%	13.0%
Tier I capital/risk-weighted assets(2)	12.3%	13.1%	12.4%
Common Equity Tier I capital/risk-weighted assets(2)	9.4%	9.9%	9.2%
Tier I capital/average assets(2)	12.3%	11.5%	12.1%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

(2) As defined by regulatory agencies; March 31, 2026 shown as estimates and prior periods shown as reported.

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock dividends.  Tangible common shareholders' equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total equity.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common shareholders' equity by the number of shares outstanding.

	Three Months Ended			Change
	March 31,	December 31,	March 31,	1Q26		1Q26
	2026	2025	2025	vs. 4Q25		vs. 1Q25
Average shareholders' equity	$2,326,390	$2,268,832	$2,160,169	3%		8%
Less: average goodwill & intangibles	(8,048)	(8,054)	(8,070)	—		—
Less: average preferred stock	(551,291)	(551,291)	(552,633)	—		—
Average tangible common shareholders' equity	$1,767,051	$1,709,487	$1,599,466	3%		10%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	13.01%	13.76%	10.65%	(75	)bps	236	bps

Total equity	$2,330,303	$2,280,759	$2,160,735	2%		8%
Less: goodwill and intangibles	(8,045)	(8,051)	(8,068)	—		—
Less: preferred stock	(551,291)	(551,291)	(551,291)	—		—
Tangible common shareholders' equity	$1,770,967	$1,721,417	$1,601,376	3%		11%

Assets	$20,321,782	$19,448,943	$18,797,800	4%		8%
Less: goodwill and intangibles	(8,045)	(8,051)	(8,068)	—		—
Tangible assets	$20,313,737	$19,440,892	$18,789,732	4%		8%

Ending common shares	45,935,408	45,893,172	45,881,706

Tangible book value per common share	$38.55	$37.51	$34.90	3%		10%
Tangible common shareholders' equity/tangible assets	8.72%	8.85%	8.52%	(13	)bps	20	bps

Page | 12

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-earning deposits, and other interest or dividends	$433,306	$6,434	6.02%	$556,453	$8,300	5.92%	$511,077	$7,465	5.92%
Securities available for sale	856,846	9,942	4.71%	870,949	11,178	5.09%	961,065	12,358	5.21%
Securities held to maturity	1,493,185	19,479	5.29%	1,627,341	23,182	5.65%	1,643,703	24,358	6.01%
Mortgage loans in process of securitization	338,052	4,387	5.26%	506,704	6,719	5.26%	277,426	3,743	5.47%
Loans and loans held for sale	14,741,304	230,269	6.34%	15,368,719	258,090	6.66%	13,751,197	239,280	7.06%
Total interest-earning assets	17,862,693	270,511	6.14%	18,930,166	307,469	6.44%	17,144,468	287,204	6.79%
Allowance for credit losses on loans	(85,226)			(99,349)			(86,711)
Noninterest-earning assets	1,175,481			985,123			774,193
Total assets	$18,952,948			$19,815,940			$17,831,950

Liabilities & Shareholders' Equity:

Interest-bearing checking	$7,199,340	60,763	3.42%	$7,625,489	71,599	3.73%	$5,121,343	50,609	4.01%
Money market /savings deposits	3,925,326	34,000	3.51%	3,870,411	35,743	3.66%	3,544,828	34,521	3.95%
Certificates of deposit	1,562,186	15,086	3.92%	1,818,058	18,946	4.13%	3,369,269	38,811	4.67%
Total interest-bearing deposits	12,686,852	109,849	3.51%	13,313,958	126,288	3.76%	12,035,440	123,941	4.18%

Borrowings	3,137,379	32,014	4.14%	3,505,903	43,095	4.88%	3,125,935	41,067	5.33%
Total interest-bearing liabilities	15,824,231	141,863	3.64%	16,819,861	169,383	4.00%	15,161,375	165,008	4.41%

Noninterest-bearing deposits	560,176			492,650			294,248
Noninterest-bearing liabilities	242,151			234,597			216,158

Total liabilities	16,626,558			17,547,108			15,671,781

Shareholders' equity	2,326,390			2,268,832			2,160,169

Total liabilities and shareholders' equity	$18,952,948			$19,815,940			$17,831,950

Net interest income		$128,648			$138,086			$122,196

Net interest spread			2.50%			2.44%			2.38%

Net interest-earning assets	$2,038,462			$2,110,305			$1,983,093

Net interest margin			2.92%			2.89%			2.89%

Average interest-earning assets to average interest-bearing liabilities			112.88%			112.55%			113.08%

Page | 13

Supplemental Results

(Unaudited)

($ in thousands)

	Net Income
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Segment
Multi-family Mortgage Banking	$11,014	$15,397	$3,413
Mortgage Warehousing	28,648	34,996	15,398
Banking	37,980	30,773	47,107
Other	(9,910)	(13,317)	(7,679)
Total	$67,732	$67,849	$58,239

	Total Assets
	March 31, 2026		December 31, 2025		March 31, 2025
	Amount	%	Amount	%	Amount	%
Segment
Multi-family Mortgage Banking	$522,976	3%	$526,423	3%	$460,441	3%
Mortgage Warehousing	8,544,107	42%	7,251,653	37%	5,902,165	31%
Banking	10,850,657	53%	11,307,401	58%	12,002,564	64%
Other	404,042	2%	363,466	2%	432,630	2%
Total	$20,321,782	100%	$19,448,943	100%	$18,797,800	100%

	Gain on Sale of Loans
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Loan Type
Multi-family	$11,422	$24,823	$10,125
Single-family	388	(328)	206
Small Business Association (SBA)	1,696	1,235	1,288
Total	$13,506	$25,730	$11,619

	Servicing Rights
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Balance, beginning of period	$217,296	$213,156	$189,935
Additions
Purchased servicing	125	1,554	—
Originated servicing	5,749	7,484	3,338
Subtractions
Paydowns	(2,532)	(4,719)	(2,808)
Changes in fair value	8,938	(179)	(754)
Balance, end of period	$229,576	$217,296	$189,711

Page | 14

Supplemental Results

(Unaudited)

($ in thousands)

	Loans Receivable and Loans Held for Sale
	March 31,	December 31,	March 31,
	2026	2025	2025
Mortgage warehouse repurchase agreements (4)	$1,982,411	$1,600,285	$1,408,239
Residential real estate (1)	1,038,724	1,018,780	1,332,601
Multi-family financing	5,537,711	5,332,680	4,600,117
Healthcare financing	1,260,821	1,385,359	1,583,290
Commercial and commercial real estate (2)(3)(4)	1,560,788	1,603,551	1,418,741
Agricultural production and real estate	92,527	92,077	79,190
Consumer and margin loans	3,731	1,950	4,959
Loans receivable	11,476,713	11,034,682	10,427,137
Less: Allowance for credit losses on loans	76,831	83,301	83,413
Loans receivable, net	$11,399,882	$10,951,381	$10,343,724

Loans held for sale (4)	4,709,688	3,873,012	3,983,452
Total loans, net of allowance	$16,109,570	$14,824,393	$14,327,176

(1)     Includes $0.8 billion, $0.8 billion and $1.2 billion of All-In-One © first-lien home equity lines of credit as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

(2)     Includes $0.9 billion, $0.9 billion and $0.8 billion of revolving  lines of credit collateralized primarily by mortgage servicing rights as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

(3)     Includes only $19.7 million, $19.5 million and $19.5 million of non-owner occupied commercial real estate as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

(4)    The warehouse portfolio is exclusively made up of loans to residential and multi-family mortgage bankers that are funding agency-eligible mortgages and commercial loans, which represent all of the Company's loans to non-depository institutions.

	Loan Credit Risk Profile
	March 31, 2026		December 31, 2025		March 31, 2025
	Amount	%	Amount	%	Amount	%
Pass	$10,971,183	95.6%	$10,526,493	95.4%	$9,695,595	93.0%

Special mention	234,346	2.0%	204,918	1.9%	407,895	3.9%
Substandard	271,184	2.4%	303,271	2.7%	323,647	3.1%
Criticized loans	505,530	4.4%	508,189	4.6%	731,542	7.0%
Total loans receivable	$11,476,713	100.0%	$11,034,682	100.0%	$10,427,137	100.0%
Charge-offs (year-to-date)	$22,979		$124,116		$10,507
Recoveries (year-to-date)	$616		$127		$28

	Nonperforming Loans
	March 31,	December 31,	March 31,
	2026	2025	2025
Nonaccrual loans	$239,108	$197,812	$284,019
90 days past due and still accruing	8,350	-	585
Total nonperforming loans	$247,458	$197,812	$284,604
Other real estate owned	60,226	60,145	7,049
Total nonperforming assets	$307,684	$257,957	$291,653
Nonperforming loans to total loans receivable	2.16%	1.79%	2.73%
Nonperforming assets to total assets	1.51%	1.33%	1.55%

	Delinquent Loans
	March 31,	December 31,	March 31,
	2026	2025	2025
Delinquent loans:
Loans receivable	$242,271	$206,561	$304,560
Loans held for sale	264	265	30,103
Total delinquent loans	$242,535	$206,826	$334,663
Total loans receivable and loans held for sale	$16,186,401	$14,907,694	$14,410,589
Delinquent loans to total loans	1.50%	1.39%	2.32%

Page | 15

Supplemental Results

(Unaudited)

($ in thousands)

	Deposits
	March 31,	December 31,	March 31,
	2026	2025	2025
Noninterest-bearing deposits
Core demand deposits	$501,864	$604,081	$313,296

Interest-bearing deposits
Demand deposits:
Core demand deposits	$6,949,611	$6,207,814	$5,432,133
Brokered demand deposits	301,111	600,000	—
Total interest-bearing demand deposits	7,250,722	6,807,814	5,432,133
Money market/savings deposits:
Core money market/savings deposits	3,872,344	3,566,523	3,618,210
Brokered money market/savings deposits	200,867	201,010	353
Total money market/savings deposits	4,073,211	3,767,533	3,618,563
Certificates of deposit:
Core certificates of deposits	741,452	905,448	1,324,126
Brokered certificates of deposits	384,504	956,316	1,718,047
Total certificates of deposits	1,125,956	1,861,764	3,042,173

Total interest-bearing deposits	12,449,889	12,437,111	12,092,869

Total deposits	$12,951,753	$13,041,192	$12,406,165

Total core deposits	$12,065,271	$11,283,866	$10,687,765
Total brokered deposits	886,482	1,757,326	1,718,400
Total deposits	$12,951,753	$13,041,192	$12,406,165

Page | 16